UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2010

HILLENBRAND, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-33794	26-1342272
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard Batesville, Indiana	47006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
New Chief Accounting Officer
Effective December 1, 2010, Elizabeth E. Dreyer, age 48, has agreed with Hillenbrand, Inc. (the “Company”) to become the Vice President, Controller and Chief Accounting Officer. This announcement is more fully described in the press release filed as Exhibit 99.1 to this Current Report on Form 8-K. The contents of such Exhibit are incorporated herein by reference.
Ms. Dreyer began her employment with the Company on October 25, 2010. Ms. Dreyer’s compensation package includes an annual base salary of $215,000, and an annual short-term incentive compensation target at 40% of base salary. In addition, she received a sign on incentive of $62,000 in restricted stock units (“RSUs”). The RSUs were granted on November 1, 2010. The vesting schedule for the RSUs is: 25%, 25%, and 50% on the third, fourth and fifth anniversaries of the date of grant, respectively. In addition, Ms. Dreyer will be eligible to participate in the Company’s annual equity-based awards under the Company’s long-term incentive compensation plan. The Company has entered into an employment agreement with Ms. Dreyer in substantially the same form as the employment agreements with the Company’s other non-CEO executive officers. She will also be eligible for other benefits that are commonly found in executive employment agreements.
Departure of Chief Accounting Officer
Effective December 1, 2010, Theodore S. Haddad, Jr., Vice President, Controller and Chief Accounting Officer of the Company will be taking on a new assignment with the Company as Vice President and Treasurer.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated December 1, 2010 issued by the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND, INC.
DATE: December 1, 2010	BY:	/S/ Cynthia L. Lucchese
Cynthia L. Lucchese
Senior Vice President and Chief Financial Officer

DATE: December 1, 2010	BY:	/S/ John R. Zerkle
John R. Zerkle Senior Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated December 1, 2010 issued by the Company.

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